CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. September 14th, 2025 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: Third Addendum to the Sixth Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”) hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”, and together with Owner, the “Parties”) to enter into a third addendum to the sixth addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the “Addendum”). This Offer shall be valid for a period of 1 (one) day and will be considered accepted if Charterer delivers to us, and we receive within said period of days, a letter of acceptance. If on or prior to the expiration of the 1 (one) day period Owner receives said letter of acceptance, the Addendum shall become effective upon the terms and conditions set forth therein, such Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer (the “Addendum Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Clauses 23 (Governing Law and Jurisdiction), 24 (Dispute Resolution) and 25 (Arbitration) of the Offer BBCA 1/2024 shall apply to this Offer and the Addendum, mutatis mutandis, as if written out in full in this Offer and the Addendum. Sincerely, Golar Hilli Corporation Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director

ANNEX I Recitals: A. Whereas, on July 4, 2024, Owner and Charterer entered into a FLNG bareboat charter agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024 (the “Bareboat Charter”). B. Whereas, on September 6, 2024, Owner and Charterer entered into an amendment to the Bareboat Charter on the terms and conditions set out in Annex I to the First Addendum to Offer BBCA 1/2024 (the “First Addendum”). C. Whereas, on December 31, 2024, Owner and Charterer entered into an amendment to the Bareboat Charter on the terms and conditions set out in Annex I to the Second Addendum to Offer BBCA 1/202 (the “Second Addendum”). D. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Third Addendum to Offer BBCA 1/2024 (the “Third Addendum”). E. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fourth Addendum to Offer BBCA 1/2024 (the “Fourth Addendum”). F. Whereas, on February 14, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fifth Addendum to Offer BBCA 1/2024 (the “Fifth Addendum”). G. Whereas, on May 1, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Sixth Addendum to Offer BBCA 1/2024 (the “Sixth Addendum”), as amended on May 14, 2025 and on May 23, 2025 on the terms and conditions set out in Annex I to the Addendum to the Sixth Addendum to Offer BBCA 1/2024. H. Whereas, on May 1, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Seventh Addendum to Offer BBCA 1/2024 (the “Seventh Addendum” and together with the First Addendum, the Second Addendum, the Third Addendum, the Fourth Addendum, the Fifth Addendum and the Sixth Addendum, the “Amendments”) I. Whereas, the Parties wish to further amend certain terms of the Sixth Addendum and enter into this Third Addendum to the Sixth Addendum. Now, therefore, for and in consideration of the foregoing the Parties agree as follows: ARTICLE 1: Amendments to ARTICLE 6 of the Sixth Addendum: The Parties agree to amend the fifth paragraph of ARTICLE 6 of the Sixth Addendum to read as follows: “ARTICLE 6: ... Notwithstanding the above, subject to Supervisor having presented to Charterer on or before [*****] an advanced draft of a contract for the transportation and installation and hook-up of the Mooring System Infrastructure including all its material terms and conditions, Charterer shall make reasonable endeavours to enter by [*****], into such contract with either (i) [*****] or an Affiliate or (ii) an alternative supplier, (“T&I Contract”)…”

ARTICLE 2: The provisions of Annex I to Offer BBCA 1/2024 (as amended by the Amendments) and of the Sixth Addendum not otherwise expressly amended hereby shall remain unamended, valid, binding, effective and enforceable. ARTICLE 3: Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Annex I to Offer BBCA 1/2024 or in the Sixth Addendum. * * *

September 15, 2025 Golar Hilli Corporation c/o Golar Management Ltd 6th Floor, The Zig Zag, 70 Victoria Street SW1E 6SQ United Kingdom Attention: Chief Financial Officer Email: notices@golar.com Ref.: Third Addendum to the Sixth Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy hereby accepts your Offer Third Addendum to Sixth Addendum to Offer BBCA 1/2024, dated as of September 14, 2025. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: Chairman of the Board of Directors